                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our report dated February 16, 2000 (except with respect to the matters discussed in Note 3, as to which the date is March 16, 2000) included herein and to all references to our firm included in this registration statement.



                                          /s/ ARTHUR ANDERSEN LLP



Boston, Massachusetts


May 11, 2000